KINGSTONE

FOR IMMEDIATE RELEASE

# Kingstone Schedules 2016 Fourth Quarter and Year-End Financial Results and Conference Call

**Kingston, NY — January 17, 2017 – Kingstone Companies, Inc. (Nasdaq: KINS)** (the "Company" or "Kingstone"), a multi-line property and casualty insurance holding company, announced today that it will hold its 2016 fourth quarter and year ended December 31, 2016 financial results conference call for analysts and investors on Friday, March 17, 2017 at 8:30 a.m. Eastern Time. The earnings announcement is scheduled for release shortly after the stock markets close on the previous day, Thursday, March 16, 2017.

The conference call will be hosted by Kingstone's Chairman and Chief Executive Officer, Mr. Barry Goldstein, Chief Financial Officer, Mr. Victor Brodsky, and SVP and Chief Actuary, Mr. Ben Walden. The details of the conference call and webcast are as follows:

Date: Friday, March 17, 2017
Time: 8:30 a.m. Eastern Time

**Access by conference call:**
Domestic callers: 877-407-3105
International callers: 201-493-6794

**Accompanying Slide Presentation / Access by webcast:**

The Company will also have an accompanying slide presentation available in PDF format on the Kingstone Companies website at http://www.kingstonecompanies.com. The presentation will be made available prior to the conference call. In addition, the call will be simultaneously webcast over the internet and can be accessed via the following link: http://kingstonecompanies.equisolvewebcast.com/q4-2016

The webcast will be archived and accessible for approximately 30 days.

## About Kingstone Companies, Inc.

Kingstone is a property and casualty insurance holding company whose principal operating subsidiary, Kingstone Insurance Company, is domiciled in the State of New York. Kingstone is a multi-line property and casualty insurance company writing business exclusively through independent retail and wholesale agents and brokers. Kingstone is licensed to write insurance policies in New York, New Jersey, Pennsylvania, Rhode Island, Connecticut, and Texas. Kingstone offers property and casualty insurance products to individuals and small businesses primarily in New York State.

INVESTOR RELATIONS CONTACT:
Amanda M. Goldstein
Investor Relations Director
(516) 960-1319